NOTE TO USERS OF THIS FORM:

                  Physically attach this form as the last page
                       of the proposed Order or Judgement.
                       Do not file this form as a separate
                                    document.

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In  re                                                 CHAPTER  7  Involuntary
                                                                --------------
LITFUNDING CORPORATION, a Nevada corporation,
                                    Alleged Debtor.  CASE NUMBER:LA 03-19005 ES
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                      NOTICE OF ENTRY OF JUDGEMENT OR ORDER
                           AND CERTIFICATE OF MAILING

TO ALL PARTIES IN INTEREST ON THE ATTACHED SERVICE LIST:

1. You are hereby notified, pursuant to Local Bankruptcy Rule 9021-1(a)(1)(E), that a judgment or order entitled (specify): STIPULATION BETWEEN LITFUNDING CORPORATION AND PETITIONING CREDITORS RE AMENDMENT OF INVOLUNTARY PETITION, ENTRY OF ORDER FOR RELIEF, RESERVATION OF DEBTOR'S CLAIMS UNDER BANKRUPTCY CODE SECTION 303(i), USE OF CASH COLLATERAL AND PETITIONING CREDITORS ABILITY TO REVIEW AND INSPECT DEBTOR'S BUSINESS RECORDS; AND ORDER THEREON was entered on (specify date):

2. I hereby certify that I mailed a copy of this notice and a true copy of the order or judgment to the persons and entities on the attached service list on (specify date):

Dated:                                     JON D. CERETTO
                                           Clerk of the Bankruptcy Court

                                       By: /s/  JON D. CERETTO
                                           ----------------------------------